UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2014

CELLDEX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15006	13-3191702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Perryville III Building, 53 Frontage Road, Suite 220,
Hampton, New Jersey 08827

(Address of principal executive offices) (Zip Code)

(908) 200-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

(a) On October 15, 2014, Celldex Therapeutics, Inc. (“Celldex”) entered into a Third Amended and Restated Supply Agreement (the “Amended Supply Agreement”) with BIOSYN Corporation (“BIOSYN”).  Pursuant to the terms of the Amended Supply Agreement, BIOSYN will manufacture and supply to Celldex, BIOSYN’s proprietary formulation of hemocyanin products, including keyhole limpet hemocyanin (KLH), for use in connection with the development, manufacture or commercial sale of Celldex’s lead product rindopepimut.  Celldex has agreed to order KLH exclusively from BIOSYN.  As part of the agreement, BIOSYN granted to Celldex a non-exclusive, perpetual, royalty-free license to KLH to research, develop, make, have made, sell, use, offer for sale, export and import rindopepimut.  BIOSYN will support all regulatory filings of Celldex and allow Celldex to cross-reference Biosyn’s Drug Master File for KLH as required by U.S. and foreign equivalent agencies.  The Amended Supply Agreement provides for an initial term of fifteen years and further terms of five years each.  The Amended Supply Agreement may be terminated without cause by either party upon written notice of termination at least six months prior to the end of the initial term or further term, as applicable.  Celldex may also terminate the Amended Supply Agreement upon sixty days’ notice in the event Celldex ceases further development of rindopepimut.

(b) In connection with the Amended Supply Agreement, Celldex and BIOSYN entered into a Subscription Agreement pursuant to which Celldex issued to BIOSYN, as additional compensation, 152,172 shares of common stock of Celldex, 50% of which are subject to a one-year lock-up agreement.  Celldex agreed to register the remaining 50% of such shares, or the registrable shares, and to maintain such registration until the earlier of (i) the date that all registrable shares have been sold, (ii) the date that all registrable Shares can be sold publicly without restriction or limitation under Rule 144 (including, without limitation, the requirement to be in compliance with Rule 144(c)(1)) or (iii) the date that is two (2) years following the date of the Amended Supply Agreement.

A copy of the Subscription Agreement is attached as Exhibit 10.1 hereto, and the foregoing description of the Subscription Agreement is qualified in its entirety by reference to such exhibit.

Item 3.02              Unregistered Sales of Equity Securities.

Item 1.01(b) is hereby incorporated by reference into this Item 3.02.  The sale of the securities was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act, including Regulation D and Rule 506 promulgated thereunder, relative to transactions by an issuer not involving a public offering. BIOSYN represented to us that it is an accredited investor and acquired the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof.

Item 9.01              Financial Statements and Exhibits.

(d)

Exhibit No.	Description.

10.1	Subscription Agreement dated as of October 15, 2014 by and between BIOSYN Corporation and Celldex Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

Date: October 20, 2014	By:	/s/ Avery W. Catlin
Avery W. Catlin
Title: Senior Vice President and Chief Financial Officer